4th AMENDMENT TO PARTICIPATION AGREEMENT

Pruco Life Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V and Fidelity Distributors Company LLC hereby amend the Participation Agreement (“Agreement”) dated May 30, 2013, as amended, by doing the following:

1.Schedule A. Schedule A of the Agreement is hereby amended to add the listed Separate Account, Contract and Portfolios.

2.Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of June, 2020.

PRUCO LIFE INSURANCE COMPANY

By: /s/ Timothy S. Cronin
Name: Timothy S. Cronin
Title: Vice President
Date: 6-9-2020

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V

By: /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory
Date: 6/10/2020 | 18:43:55 PM EDT

FIDELITY DISTRIBUTORS COMPANY LLC

By: /s/ Robert Bachman
Name: Robert Bachman
Title: EVP
Date: 6/10/2020 | 22:08:19 PM EDT

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS AND PORTFOLIOS

Name of Separate Account and
Date Established by Board of Directors

Pruco Life Flexible Premium Variable Annuity Account (June 16, 1995)

Name of Contract Funded by
Separate Account and Form Number

Individual Deferred Variable Annuity Contract (P-OB/IND (5/14))

Individual Deferred Variable Annuity Contract (P-OC/IND (5/14))

Portfolios

Name	Cusip
Fidelity® Variable Insurance Products Balanced Portfolio – Service Class 2	922176607
Fidelity® Variable Insurance Products Contrafund® Portfolio – Service Class 2	922175849
Fidelity® Variable Insurance Products Growth Opportunities Portfolio – Service Class 2	922176888
Fidelity® Variable Insurance Products Health Care Portfolio – Service Class 2	922177241